Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 12% INCREASE IN SECOND QUARTER INCOME FROM CONTINUING OPERATIONS

New Domestic Hotel Franchise Sales Increase 20%

Second Quarter Franchising EBITDA Increases 12%

ROCKVILLE, MD. (August 8, 2014) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the second quarter of 20141:

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended June 30, 2014 totaled $0.60, an increase of 11 percent from the same period of 2013.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended June 30, 2014 totaled $66.6 million, an increase of 12 percent from the same period of 2013.

•	Franchising revenues for the three months ended June 30, 2014 totaled $93.8 million, an increase of 8 percent from the same period of 2013.

•	Franchising margins for the three months ended June 30, 2014 were 68.8 percent, an increase of 270 basis points from the same period of 2013.

•	Domestic royalty fees for the three months ended June 30, 2014 totaled $71.2 million, an increase of 7 percent from the same period of 2013. Domestic royalty fees for the three and six months ended June 30, 2014 and 2013 are based on our domestic franchisees’ underlying gross room revenues for the periods April 1 through June 30 and January 1 through June 30 of 2014 and 2013, respectively. Domestic royalty fees based on domestic franchisee gross room revenues from March 1 through May 31, which corresponds to the Company’s previous revenue recognition policy, were $66.6 million and $62.2 million for 2014 and 2013, respectively.

•	Domestic unit and room growth increased 1.8 percent and 0.9 percent from June 30, 2013, respectively.

1 See the discussion under “Items Impacting Comparability” below for information about how the recently announced accounting change and restatement of certain 2013 interim periods impacts the comparative discussion of our results of operations contained herein.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 7.6 percent in the second quarter of 2014 as occupancy and average daily rates increased 280 basis points and 2.9 percent, respectively from the same period of 2013. RevPAR for the three months ended June 30, 2014 and 2013 are based on our domestic franchisees’ underlying gross room revenues for the period April 1 through June 30 of 2014 and 2013, respectively.

•	The company executed 125 new domestic hotel franchise contracts for the three months ended June 30, 2014, an increase of 20%, compared to 104 new domestic hotel franchise contracts for the same period of 2013.

•	The company’s domestic pipeline of hotels under construction, awaiting conversion or approved for development increased 16% from June 30, 2013.

“During the second quarter, momentum in our core lodging business was very strong and we are pleased with our performance, which exceeded our expectations. We achieved continued net domestic unit growth, strong development results and a nearly 8% percent increase in domestic RevPAR,” said Stephen P. Joyce, president and chief executive officer. “These trends supported double-digit percentage EBITDA growth and meaningful franchising margin expansion. We are optimistic that our performance will continue to be strong in the second half of 2014.”

Discontinued Operations

In the first quarter of 2014, the company entered into a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the disposal of these hotels met the definition of a discontinued operation since the operations and cash flows of these components will be eliminated from the on-going operations of the company and the company will not have significant continuing involvement in the operations of the hotels after the disposal transaction.

At June 30, 2014, the company had disposed of all three of the owned MainStay Suites hotels and the new owners of each of those hotels had executed new franchise agreements with the company.

The company’s consolidated statements of income for the three months and six months ended June 30, 2014 reflect these three company-owned hotels as discontinued operations. In addition, the company’s statements of income for the three and six months ended June 30, 2013 have been reclassified to account for these operations as discontinued. Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2014 outlook reflects continued growth of the company’s core hotel franchising business, continued investment in the SkyTouch division and the sale of the three company-owned Mainstay Suites hotels described above as well as the following assumptions:

•	All figures assume no repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate for continuing operations is expected to be 30.7% for the third quarter and full-year 2014.

Franchising

•	EBITDA from franchising activities for full-year 2014 are expected to range between $231 million and $234 million;

•	Approximately $2.5 million of the $3 million increase at the mid-point of our franchising EBITDA outlook compared to the outlook we furnished on April 28, 2014 in conjunction with our first quarter 2014 earnings announcement is due to year-to-date performance through June 30, 2014 and anticipated improved operating fundamentals and performance for the second-half of 2014. The remainder of the increase is due to the change in accounting for royalty and certain marketing and reservation fees described below;

•	Net domestic unit growth for 2014 is expected to range between 1% and 2%;

•	RevPAR is expected to increase approximately 6.5% for the third quarter and 6.25% to 7.25% for full-year 2014; and

•	The effective royalty rate is expected to decline 4 basis points for full-year 2014.

SkyTouch

•	Reductions in EBITDA from our investment in SkyTouch for full-year 2014 are expected to be approximately $20 million, which is unchanged from the outlook we provided in April with our first quarter results;

•	We continue to expect execution of third-party contracts representing annualized revenue ranging between $4 million and $6 million with realized revenues for the year ended December 31, 2014 totaling approximately $1 million; and

•	SG&A expenses related to SkyTouch are forecast to be approximately $21 million related to investment in business development, sales and marketing and continued software development expenditures related to the division’s cloud-based hotel operating system technology and related products and services.

Discontinued Operations

•	Company EBITDA projections exclude the three company-owned Mainstay Suites hotels which generated EBITDA of approximately $1.1 million in 2013; and

•	Diluted EPS projections for the full-year 2014 include a gain on sale of the three company-owned Mainstay Suites hotels totaling $0.03 per share.

Consolidated Outlook

The company’s third quarter 2014 diluted EPS is expected to be $0.62. The company expects full-year 2014 diluted EPS to range between $1.92 and $1.96. Consolidated EBITDA for full-year 2014 are expected to range between $211 million and $214 million.

Items Impacting Comparability

We reported on August 5, 2014 that the company changed its accounting for royalty and certain marketing and reservation fees in order to comply with generally accepted accounting principles in the United States (“GAAP”) by reporting these fees in the same period that the underlying gross room revenues are earned by our franchisees rather than one month in arrears (our historical practice).

We believe that this change in the timing of our revenue recognition for these fees will make it easier for analysts and investors to compare our results to other lodging companies.

The financial results and supplemental operating information as of and for the periods ended June 30, 2014 have been prepared in accordance with the new accounting practice.

As a result of this change, the income statement and cash flow statement included herein for the periods ended June 30, 2013 have been preliminarily restated based on currently available information to reflect our new accounting practice for these fees. The company plans to file the restated quarterly financial statements as soon as administratively possible. Until the restatement is complete, additional information may become available which could cause the company’s current estimates to change.

Due to the seasonality of the company’s business, the impact of the new revenue recognition practice will generally be positive for the first two quarters of the year and negative in the final two quarters of the year. However, this change is expected to result in immaterial positive revisions to total revenues, operating income and earnings per share for the full years ended December 31, 2013, 2012 and 2011. The company plans to file the revised annual financial statements in an amended Annual Report on Form 10-K. The December 31, 2013 balance sheet included in Exhibit 2 has been preliminarily revised to reflect this change.

More information about this accounting change and restatement can be found in the Company’s Form 8-K filed on August 5, 2014.

Conference Call

Choice will conduct a conference call on Friday, August 8, 2014 at 10:00 a.m. EDT to discuss the company’s second quarter 2014 results. The dial-in number to listen to the call is 1-866-515-2908, and the access code is 30848466. International callers should dial 1-617-399-5122 and enter the access code 30848466. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. EDT on Friday, August 8, 2014 through Friday, August 15, 2014 by calling 1-888-286-8010 and entering access code 80027292. The international dial-in number for the replay is 1-617-801-6888, access code 80027292. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,300 hotels, representing more than 500,000 rooms, in the United States and more than 35 other countries and territories. As of June 30, 2014, 423 hotels, representing more than 32,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 93 hotels, representing approximately 8,300 rooms, were under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands, as well as its Ascend Hotel Collection membership program, serve guests worldwide.

SkyTouch Technology is a division of Choice Hotels International, Inc. that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters. Forward-looking statements also include statements regarding expected timing of filings, materiality or significance, the quantitative effects of the restated financial statements, and any anticipated conclusions of the company, the audit committee of our board of directors or management. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. Specifically, with respect to the restatements, these factors also include the risk that additional information may arise prior to the expected filings with the SEC with the restated financial statements, the preparation of our restated financial statements or other subsequent events that would require us to make additional adjustments. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, franchising EBITDA and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues and SkyTouch Technology operations. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International.

© 2014 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
		Restated 2013	Variance			Restated 2013	Variance
	2014		$	%	2014		$	%
(In thousands, except per share amounts)
REVENUES:

Royalty fees	$77,670	$72,638	$5,032	7%	$136,210	$128,746	$7,464	6%
Initial franchise and relicensing fees	4,722	4,416	306	7%	8,462	8,193	269	3%
Procurement services	8,020	7,546	474	6%	12,798	11,496	1,302	11%
Marketing and reservation	103,766	104,072	(306)	0%	193,372	186,395	6,977	4%
Other	3,486	2,258	1,228	54%	6,558	4,271	2,287	54%

Total revenues	197,664	190,930	6,734	4%	357,400	339,101	18,299	5%

OPERATING EXPENSES:

Selling, general and administrative	31,413	29,731	1,682	6%	58,093	56,399	1,694	3%
Depreciation and amortization	2,332	2,388	(56)	(2%)	4,610	4,429	181	4%
Marketing and reservation	103,766	104,072	(306)	(0%)	193,372	186,395	6,977	4%

Total operating expenses	137,511	136,191	1,320	1%	256,075	247,223	8,852	4%

Operating income	60,153	54,739	5,414	10%	101,325	91,878	9,447	10%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,710	10,807	(97)	(1%)	20,881	21,577	(696)	(3%)
Interest income	(347)	(659)	312	(47%)	(850)	(1,303)	453	(35%)
Other (gains) and losses	(474)	147	(621)	(422%)	(533)	(563)	30	(5%)
Equity in net (income) loss of affiliates	30	(60)	90	(150%)	65	81	(16)	(20%)

Total other income and expenses, net	9,919	10,235	(316)	(3%)	19,563	19,792	(229)	(1%)

Income from continuing operations before income taxes	50,234	44,504	5,730	13%	81,762	72,086	9,676	13%
Income taxes	14,955	12,880	2,075	16%	25,014	20,686	4,328	21%

Income from continuing operations, net of income taxes	35,279	31,624	3,655	12%	56,748	51,400	5,348	10%
Income (loss) from discontinued operations, net of income taxes	121	183	(62)	(34%)	1,762	150	1,612	1075%

Net income	$35,400	$31,807	$3,593	11%	$58,510	$51,550	$6,960	14%

Basic earnings per share
Continuing operations	$0.61	$0.54	$0.07	13%	$0.97	$0.88	$0.09	10%
Discontinued operations	—	—	—	NM	0.03	—	0.03	NM

	$0.61	$0.54	$0.07	13%	$1.00	$0.88	$0.12	14%

Diluted earnings per share
Continuing operations	$0.60	$0.54	$0.06	11%	$0.96	$0.88	$0.08	9%
Discontinued operations	—	—	—	NM	0.03	—	0.03	NM

	$0.60	$0.54	$0.06	11%	$0.99	$0.88	$0.11	13%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	June 30, 2014	December 31, 2013
	(Unaudited)	(Preliminarily Revised)

ASSETS

Cash and cash equivalents	$211,542	$167,795
Accounts receivable, net	119,763	82,385
Fixed assets and intangibles, net	132,440	143,618
Notes receivable, net of allowances	34,492	31,872
Advances, marketing and reservation activities	—	5,844
Investments, employee benefit plans, at fair value	17,270	15,950
Other assets	112,935	103,809

Total assets	$628,442	$551,273

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$103,290	$98,288
Deferred revenue	67,365	61,188
Long-term debt	789,506	793,559
Deferred compensation & retirement plan obligations	23,260	22,527
Other liabilities	57,531	28,582

Total liabilities	1,040,952	1,004,144

Common stock, $0.01 par value	584	586
Additional paid-in-capital	118,976	117,768
Accumulated other comprehensive loss	(4,756)	(6,217)
Treasury stock, at cost	(916,893)	(918,031)
Retained earnings	389,579	353,023

Total shareholders’ deficit	(412,510)	(452,871)

Total liabilities and shareholders’ deficit	$628,442	$551,273

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:		(Restated)

Net income	$58,510	$51,550

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,610	4,695
Gain on sale of assets	(2,849)	—
Provision for bad debts, net	1,383	1,753
Non-cash stock compensation and other charges	4,711	5,566
Non-cash interest and other (income) loss	719	967
Deferred income taxes	(9,273)	8,236
Dividends received from equity method investments	546	535
Equity in net loss of affiliates	65	81

Changes in assets and liabilities:
Receivables	(39,518)	(40,349)
Advances to/from marketing and reservation activities, net	31,522	5,631
Forgivable notes receivable, net	(6,692)	(3,595)
Accounts payable	8,316	9,893
Accrued expenses	(5,247)	(18,463)
Income taxes payable/receivable	15,198	1,198
Deferred revenue	6,231	(3,318)
Other assets	(1,102)	(1,664)
Other liabilities	(1,298)	7,271

NET CASH PROVIDED BY OPERATING ACTIVITIES	65,832	29,987

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(7,314)	(22,035)
Proceeds from sales of assets	12,216	—
Equity method investments	(6,946)	(1,851)
Purchases of investments, employee benefit plans	(1,220)	(1,580)
Proceeds from sales of investments, employee benefit plans	641	3,934
Issuance of mezzanine and other notes receivable	(2,223)	—
Collections of mezannine and other notes receivable	9,743	201
Other items, net	(296)	(304)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	4,601	(21,635)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facility	—	15,200
Principal payments on long-term debt	(4,112)	(4,095)
Proceeds from the issuance of long-term debt	26	—
Purchase of treasury stock	(4,544)	(3,651)
Dividends paid	(21,957)	(11,261)
Excess tax benefits from stock-based compensation	1,319	1,146
Proceeds from exercise of stock options	1,547	5,973

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(27,721)	3,312

Net change in cash and cash equivalents	42,712	11,664
Effect of foreign exchange rate changes on cash and cash equivalents	1,035	(2,051)
Cash and cash equivalents at beginning of period	167,795	134,177

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$211,542	$143,790

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Six Months Ended June 30, 2014			For the Six Months Ended June 30, 2013			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$83.68	61.3%	$51.31	$81.41	58.6%	$47.67	2.8%	270 bps	7.6%
Comfort Suites	89.35	65.7%	58.68	86.63	62.8%	54.43	3.1%	290 bps	7.8%
Sleep	75.94	61.3%	46.57	73.54	58.5%	43.00	3.3%	280 bps	8.3%
Quality	70.37	54.8%	38.57	68.89	52.2%	35.98	2.1%	260 bps	7.2%
Clarion	75.01	53.0%	39.75	73.77	50.1%	36.98	1.7%	290 bps	7.5%
Econo Lodge	55.75	49.7%	27.72	54.93	47.4%	26.05	1.5%	230 bps	6.4%
Rodeway	54.19	53.2%	28.85	52.12	50.4%	26.27	4.0%	280 bps	9.8%
MainStay	73.80	70.6%	52.11	71.66	67.5%	48.38	3.0%	310 bps	7.7%
Suburban	44.53	72.6%	32.34	42.64	71.3%	30.39	4.4%	130 bps	6.4%
Ascend Hotel Collection	117.13	59.2%	69.30	121.33	63.4%	76.89	(3.5%)	(420) bps	(9.9%)

Total	$75.26	58.0%	$43.63	$73.48	55.5%	$40.78	2.4%	250 bps	7.0%

	For the Three Months Ended June 30, 2014			For the Three Months Ended June 30, 2013			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$87.16	67.6%	$58.94	$84.31	64.4%	$54.33	3.4%	320 bps	8.5%
Comfort Suites	91.46	70.4%	64.36	88.11	67.2%	59.19	3.8%	320 bps	8.7%
Sleep	78.40	66.9%	52.42	75.57	63.5%	47.94	3.7%	340 bps	9.3%
Quality	72.61	59.8%	43.38	70.96	56.9%	40.39	2.3%	290 bps	7.4%
Clarion	78.36	57.0%	44.68	76.39	53.9%	41.19	2.6%	310 bps	8.5%
Econo Lodge	58.12	54.9%	31.90	56.99	52.0%	29.65	2.0%	290 bps	7.6%
Rodeway	56.56	56.7%	32.05	54.52	54.0%	29.42	3.7%	270 bps	8.9%
MainStay	76.33	76.3%	58.25	73.00	72.7%	53.04	4.6%	360 bps	9.8%
Suburban	45.72	75.0%	34.27	43.07	73.0%	31.45	6.2%	200 bps	9.0%
Ascend Hotel Collection	122.07	60.1%	73.32	124.08	64.9%	80.50	(1.6%)	(480) bps	(8.9%)

Total	$77.92	63.0%	$49.08	$75.74	60.2%	$45.61	2.9%	280 bps	7.6%

	For the Quarter Ended		For the Six Months Ended
	6/30/2014	6/30/2013	6/30/2014	6/30/2013
System-wide effective royalty rate	4.28%	4.34%	4.30%	4.36%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	June 30, 2014		June 30, 2013		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,281	99,679	1,311	102,882	(30)	(3,203)	(2.3%)	(3.1%)
Comfort Suites	590	45,664	587	45,339	3	325	0.5%	0.7%
Sleep	375	27,159	379	27,478	(4)	(319)	(1.1%)	(1.2%)
Quality	1,251	102,859	1,192	99,761	59	3,098	4.9%	3.1%
Clarion	185	26,501	191	27,184	(6)	(683)	(3.1%)	(2.5%)
Econo Lodge	840	51,678	817	49,608	23	2,070	2.8%	4.2%
Rodeway	460	25,366	427	24,782	33	584	7.7%	2.4%
MainStay	42	3,304	43	3,332	(1)	(28)	(2.3%)	(0.8%)
Suburban	64	7,164	63	7,241	1	(77)	1.6%	(1.1%)
Ascend Hotel Collection	104	9,076	90	7,521	14	1,555	15.6%	20.7%
Cambria Suites	20	2,404	18	2,094	2	310	11.1%	14.8%

Domestic Franchises	5,212	400,854	5,118	397,222	94	3,632	1.8%	0.9%

International Franchises	1,160	105,669	1,169	104,701	(9)	968	(0.8%)	0.9%

Total Franchises	6,372	506,523	6,287	501,923	85	4,600	1.4%	0.9%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Six Months Ended June 30, 2014			For the Six Months Ended June 30, 2013			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	10	8	18	5	18	23	100%	(56%)	(22%)
Comfort Suites	7	—	7	5	2	7	40%	(100%)	0%
Sleep	14	1	15	5	—	5	180%	NM	200%
Quality	3	48	51	1	44	45	200%	9%	13%
Clarion	—	11	11	—	7	7	NM	57%	57%
Econo Lodge	—	27	27	—	31	31	NM	(13%)	(13%)
Rodeway	1	31	32	—	24	24	NM	29%	33%
MainStay	5	1	6	4	—	4	25%	NM	50%
Suburban	1	3	4	—	1	1	NM	200%	300%
Ascend Hotel Collection	6	6	12	3	36	39	100%	(83%)	(69%)
Cambria Suites	1	—	1	1	—	1	0%	NM	0%

Total Domestic System	48	136	184	24	163	187	100%	(17%)	(2%)

	For the Three Months Ended June 30, 2014			For the Three Months Ended June 30, 2013			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	7	5	12	2	13	15	250%	(62%)	(20%)
Comfort Suites	6	—	6	3	—	3	100%	NM	100%
Sleep	10	1	11	4	—	4	150%	NM	175%
Quality	2	38	40	1	25	26	100%	52%	54%
Clarion	—	9	9	—	4	4	NM	125%	125%
Econo Lodge	—	21	21	—	23	23	NM	(9%)	(9%)
Rodeway	—	16	16	—	15	15	NM	7%	7%
MainStay	1	1	2	3	—	3	(67%)	NM	(33%)
Suburban	—	2	2	—	—	—	NM	NM	NM
Ascend Hotel Collection	3	3	6	1	10	11	200%	(70%)	(45%)
Cambria Suites	—	—	—	—	—	—	NM	NM	NM

Total Domestic System	29	96	125	14	90	104	107%	7%	20%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	June 30, 2014 Units			June 30, 2013 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	38	50	88	34	46	80	4	12%	4	9%	8	10%
Comfort Suites	1	47	48	2	61	63	(1)	(50%)	(14)	(23%)	(15)	(24%)
Sleep Inn	2	56	58	—	44	44	2	NM	12	27%	14	32%
Quality	41	6	47	34	3	37	7	21%	3	100%	10	27%
Clarion	12	2	14	8	—	8	4	50%	2	NM	6	75%
Econo Lodge	33	2	35	26	—	26	7	27%	2	NM	9	35%
Rodeway	31	2	33	24	—	24	7	29%	2	NM	9	38%
MainStay	2	35	37	—	26	26	2	NM	9	35%	11	42%
Suburban	7	14	21	3	12	15	4	133%	2	17%	6	40%
Ascend Hotel Collection	9	15	24	14	8	22	(5)	(36%)	7	88%	2	9%
Cambria Suites	—	18	18	—	20	20	—	NM	(2)	(10%)	(2)	(10%)

	176	247	423	145	220	365	31	21%	27	12%	58	16%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Franchising Revenues:

Total Revenues	$197,664	$190,930	$357,400	$339,101
Adjustments:
Marketing and reservation revenues	(103,766)	(104,072)	(193,372)	(186,395)
Other	(68)	—	(121)	—

Franchising Revenues	$93,830	$86,858	$163,907	$152,706

Franchising Margins:

Operating Margin:

Total Revenues	$197,664	$190,930	$357,400	$339,101
Operating Income	$60,153	$54,739	$101,325	$91,878

Operating Margin	30.4%	28.7%	28.4%	27.1%

Franchising Margin:

Franchising Revenues	$93,830	$86,858	$163,907	$152,706

Operating Income	$60,153	$54,739	$101,325	$91,878
SkyTouch Division operating loss	4,360	2,661	7,866	4,466

	$64,513	$57,400	$109,191	$96,344

Franchising Margins	68.8%	66.1%	66.6%	63.1%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Total Selling, General and Administrative Expenses	$31,413	$29,731	$58,093	$56,399
SkyTouch Division	(4,200)	(2,579)	(7,536)	(4,370)

Franchising Selling, General and Administration Expenses	$27,213	$27,152	$50,557	$52,029

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)

(dollar amounts in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income from continuing operations, net of income taxes	$35,279	$31,624	$56,748	$51,400
Income taxes	14,955	12,880	25,014	20,686
Interest expense	10,710	10,807	20,881	21,577
Interest income	(347)	(659)	(850)	(1,303)
Other (gains) and losses	(474)	147	(533)	(563)
Equity in net (income) loss of affiliates	30	(60)	65	81
Depreciation and amortization	2,332	2,388	4,610	4,429

EBITDA	$62,485	$57,127	$105,935	$96,307

Franchising	$66,617	$59,706	$113,350	$100,677
SkyTouch	(4,132)	(2,579)	(7,415)	(4,370)

	$62,485	$57,127	$105,935	$96,307

Exhibit 9

CHOICE HOTELS INTERNATIONAL, INC.

DISCONTINUED OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2014	2013	2014	2013
REVENUES:
Hotel operations	$111	$1,334	$801	$2,290

Total revenues	111	1,334	801	2,290

OPERATING EXPENSES:
Hotel operations	170	911	832	1,786
Depreciation and amortization	—	132	—	266

Total operating expenses	170	1,043	832	2,052

Operating income (loss)	(59)	291	(31)	238

Gain on disposal of discontinued operations	252	—	2,833	—

Income (loss) from discontinued operations before income taxes	193	291	2,802	238
Income tax (benefit)	72	108	1,040	88

Income (loss) from discontinued operations	$121	$183	$1,762	$150